UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

ALTEGRIS QIM FUTURES FUND, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53815	27-0473854
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALTEGRIS ADVISORS, L.L.C.
1200 Prospect Street Suite 400
La Jolla, California 92037
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 459-7040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Change in Control of Registrant

On December 31, 2014, pursuant to that certain General Partner Admission Agreement dated as of December 30, 2014 among Altegris Advisors, L.L.C. (“Advisors”), Altegris Portfolio Management, Inc. (“APM”) and the Registrant, Advisors, a Delaware limited liability company and an affiliate of APM, was admitted as a general partner of the Registrant effective immediately prior to the Transaction (defined below).  Pursuant to an internal reorganization of APM, then a general partner of Registrant, and certain affiliated entities, APM merged with and into Advisors on December 31, 2014 (the “Transaction”).  Prior to the Transaction, the managing member of Advisors was Altegris Holdings, Inc., a Delaware corporation which was also the sole shareholder of APM.  Concomitant with the Transaction, Altegris Holdings, Inc. was merged into its 100% parent corporation, which was converted to a Delaware limited liability company as Altegris Holdings II, L.L.C.  By operation of law and pursuant to Paragraph 17 of Registrant’s First Amended and Restated Agreement of Limited Partnership, effective as of July 26, 2010, Advisors then assumed the general partner interest of Registrant previously held by APM.  The officers of Advisors are the same persons with the same titles as the officers of APM prior to the Transaction, and the managers of Advisors were also the directors of APM prior to the Transaction.  There was no change in the Registrant’s general partner interest in connection with the Transaction, other than that it is now held by Advisors, nor were there any transactions in Registrant’s securities in connection with the Transaction.  As managing member of Advisors, Altegris Holdings, Inc. has the power to appoint officers of Advisors.  The Registrant is not aware of any arrangement requiring disclosure under Item 403(c) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 5, 2015

ALTEGRIS QIM FUTURES FUND, L.P.

By:	ALTEGRIS ADVISORS, L.L.C., its general partner

By:	/s/ David Mathews
	Name:	David Mathews
	Title:	Senior Vice President, General Counsel & Secretary